SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 12, 2006

HARBIN ELECTRIC, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51006	98-0403396
(State or other Jurisdiction of Identification Incorporation)	(Commission File Number)	(IRS Employer No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, 150060, China
(Address of Principal Executive Offices)

86-451-86116757
(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2006, the Board of Directors of Harbin Electric, Inc. (the “Company”) approved an increase in size of the Board of Directors from five to seven members and elected Messrs. Bai Feng and Ye Yunyue to the Board of Directors to fill the two resulting vacancies, effective immediately. During the last two years, the Company has not been a party to any transaction or proposed transaction in which either Messrs. Bai or Yu had or is to have a direct or indirect material interest.

Item 8.01 Other Events.

On October 13, 2006, the Company issued a press release announcing that a record date has been set for its upcoming annual meeting. A copy of the press release announcing the record the date is attached as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release - Harbin Electric Announces Record Date for Annual Shareholders Meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 13, 2006

Harbin Electric, Inc
(Registrant)

By:	/s/ Tianfu Yang
Tianfu Yang
Chief Executive Officer